EXHIBIT 1.3

DIRECTORS AND EXECUTIVE OFFICERS OF

THE ST. PAUL TRAVELERS COMPANIES, INC.,

ST. PAUL FIRE AND MARINE INSURANCE COMPANY,
SPLIT ROCK PARTNERS, LLC,
WINDAMERE III, LLC AND
FOG CITY FUND, LLC

Since Amendment No. 2, Scott L. Glenn, Managing Member and Director of Windamere III, LLC and President, CEO and Chairman of Planet Technologies, Inc., by virtue of the Windamere III, LLC acquisition reported on Amendment No. 3, acquired beneficial ownership of 586,000 shares, resulting in Mr. Glenn beneficially owning an aggregate of 1,681,944 shares of Common Stock.

Except as otherwise provided in this Exhibit 1.3, or in Exhibit 1.2 to Amendment No. 2 or in Exhibit 1.1 to Amendment No. 1, none of the information regarding the individuals affiliated with Split Rock Partners, LLC and Windamere III, LLC has changed since the filing of Exhibit 1 to Schedule 13D dated November 30, 2004.

Nancy S. Olson is the Managing Member of Fog City Management, LLC.  Fog City Management, LLC is the Managing Member of Fog City Fund, LLC.  Olson, as a result of her ownership of Allergy Free, LLC, acquired 63,695 shares of Common Stock of Planet Technologies, Inc. pursuant to the Asset Purchase Agreement entered into between Planet Technologies, Inc. and Allergy Free, LLC on November 30, 2004.  The shares of Common Stock acquired by Olson are entitled to certain registration rights pursuant to a Registration Rights Agreement dated November 30, 2004 between Planet Technologies and Allergy Free, LLC.

During the last five years, neither Scott L. Glenn nor Nancy S. Olson has been convicted in any criminal proceeding (excluding traffic violations and similar misdemeanors) or has been a party to any civil proceeding of a judicial or administrative body as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding violations with respect to such laws.  Both Mr. Glenn and Ms. Olson are citizens of the United States.

The names and present principal occupations of the current directors and executive officers of The St. Paul Travelers Companies, Inc. and St. Paul Fire and Marine Insurance Company are set forth below.  During the last five years, none of the individuals has been convicted in any criminal proceeding (excluding traffic violations and similar misdemeanors) or has been a party to any civil proceeding of a judicial or administrative body as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding violations with respect to such laws.  All of the individuals listed below are citizens of the United States.

The St. Paul Travelers Companies, Inc.

Name	Position with The St. Paul Travelers	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
John H. Dasburg	Director	Chairman and Chief Executive Officer, ASTAR Air Cargo, Inc.	ASTAR Air Cargo, Inc. 2 South Biscayne Blvd., Suite 3663 Miami, FL 33131	0	None
Leslie B. Disharoon	Director	Retired Chairman and President, Monumental Corporation	2715 Farmington Heights Charlottesville, VA 22901	0	None
Janet M. Dolan	Director	Chief Executive Officer and President, Tennant Company	Tennant Company 701 N.Lilac Drive Minneapolis, MN 55422	0	None
Kenneth M. Duberstein	Director	Chairman and Chief Executive Officer, The Duberstein Group, Inc.	The Duberstein Group 2100 Pennsylvania Ave. NW, Suite 500 Washington, DC 20037	0	None
Jay S. Fishman	Chief Executive Officer, President and Director	Chief Executive Officer and President of The St. Paul Travelers Companies, Inc.	The St. Paul Travelers Companies, Inc. 385 Washington Street St. Paul, MN 55102	0	None
Lawrence G. Graev	Director	Chief Executive Officer and President, The GlenRock Group, LLC	The GlenRock Group, LLC Tower 56 126 East 56th Street New York, NY 10022	0	None
Thomas R. Hodgson	Director	Retired President and Chief Operating Officer, Abbott Laboratories	225 E. Deerpath Suite 222 Lake Forest, IL 60045	0	None
Robert I. Lipp	Chairman and Director	Chairman of The St. Paul Travelers Companies, Inc.	The St. Paul Travelers Companies, Inc. One Tower Square Hartford, CT 06183	0	None
Blythe J. McGarvie	Director	President, Leadership for International Finance	Leadership for International Finance 3025 River Oaks Road Williamsburg, VA 23185	0	None
Glen D. Nelson, M.D.	Director	Retired Vice Chairman, Medtronic, Inc.	301 Carlson Parkway, Suite 315 Minnetonka, MN 55305	0	None
Clarence Otis, Jr.	Director	Chief Executive Officer of Darden Restaurants, Inc.	Darden Restaurants, Inc. 5900 Lake Ellenor Drive Orlando, FL 32809	0	None
Charles W. Scharf	Director	Chief Executive Officer, Retail Division, JPMorgan Chase & Co.	JPMorgan Chase & Co. Retail Financial Services 270 Park Avenue New York, NY 10017	0	None

Laurie J. Thomsen	Director	Retired General Partner, Prism Venture Partners	235 Nashawtuc Road Concord, MA 01742	0	None
Jay S. Benet	Executive Vice President – Chief Financial Officer	Executive Vice President – Chief Financial Officer of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford, CT 06183	0	None
Andy F. Bessette	Executive Vice President – Chief Administrative Officer	Executive Vice President – Chief Administrative Officer of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
Irwin R. Ettinger	Vice Chairman	Vice Chairman of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
William H. Heyman	Vice Chairman & Chief Investment Officer	Vice Chairman & Chief Investment Officer of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
Joseph P. Lacher, Jr.	Executive Vice President – Personal Lines	Executive Vice President – Personal Lines of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
Brian W. MacLean	Executive Vice President & Chief Operating Officer	Executive Vice President & Chief Operating Officer of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
Douglas K. Russell	Senior Vice President, Controller & Treasurer	Senior Vice President, Controller & Treasurer of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
Kenneth F. Spence, III	Executive Vice President and General Counsel	Executive Vice President and General Counsel of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
Doreen Spadorcia	Executive Vice President - Claim	Executive Vice President - Claim of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

St. Paul Fire and Marine Insurance Company

Name	Position with F&M	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
John J. Albano	President, Commercial Accounts	President, Commercial Accounts of F&M	One Tower Square Hartford, CT 06183	0	None
Bruce A. Backberg	Sr. Vice President & Corporate Secretary	Sr. Vice President & Corporate Secretary of F&M	385 Washington Street St. Paul, MN 55102	0	None
Jay S. Benet	Executive Vice President & Chief Financial Officer and Director	Executive Vice President & Chief Financial Officer of F&M	One Tower Square Hartford, CT 06183	0	None
Andy F. Bessette	Executive Vice President & Chief Administrative Officer	Executive Vice President & Chief Administrative Officer of F&M	385 Washington Street St. Paul, MN 55102	0	None
William A. Bloom	Chief Information Officer	Chief Information Officer of F&M	One Tower Square Hartford, CT 06183	0	None
William P. Hannon	EVP, Global Runoff	EVP, Global Runoff of F&M	One Tower Square Hartford, CT 06183	0	None
William H. Heyman	Executive Vice President & Chief Investment Officer and Director	Executive Vice President & Chief Investment Officer of F&M	385 Washington Street St. Paul, MN 55102	0	None
Michael F. Klein	President, FPS	President, FPS of F&M	385 Washington Street St. Paul, MN 55102	0	None
Kenneth F. Spence, III	Executive Vice President & General Counsel	Executive Vice President & General Counsel of F&M	385 Washington Street St. Paul, MN 55102	0	None
Gregory M. Vezzosi	Senior Vice President, Specialty	Senior Vice President, Specialty of F&M	385 Washington Street St. Paul, MN 55102	0	None